     As filed with the Securities and Exchange Commission on March 31, 1998

                                                     Registration No. 333-26701
===============================================================================




                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                        ----------------------------

                               POST-EFFECTIVE
                               AMENDMENT NO. 3
                                     TO
                                  FORM S-11
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                        ----------------------------

                       INLAND REAL ESTATE CORPORATION
      (Exact name of registrant as specified in governing instruments)
                        ----------------------------

                            2901 BUTTERFIELD ROAD
                         OAK BROOK, ILLINOIS  60523
                  (Address of principal executive offices)
                        ----------------------------


                            ROBERT H. BAUM, ESQ.
                       INLAND REAL ESTATE CORPORATION
                            2901 BUTTERFIELD ROAD
                         OAK BROOK, ILLINOIS  60523
                   (Name and address of agent for service)
                        ----------------------------


                               With a copy to:
                           MICHAEL J. CHOATE, ESQ.
                           SHEFSKY & FROELICH LTD.
                          444 NORTH MICHIGAN AVENUE
                                 SUITE 2500
                          CHICAGO, ILLINOIS  60611
                        ----------------------------




===============================================================================

                         INLAND REAL ESTATE CORPORATION
                         POST-EFFECTIVE AMENDMENT NO. 3



                            DEREGISTRATION OF SHARES

     Inland Real Estate Corporation (the "Company") filed a Registration Statement on Form S-11 which was declared effective on July 14, 1997 pursuant to which the Company registered 21,000,000 shares of common stock (the "Shares") and 875,000 warrants to purchase 875,000 Shares (the "Warrants"). Of the 21,875,000 Shares registered, 20,000,000 Shares were offered on a "best efforts" basis, 1,000,000 Shares were offered for distribution to individuals participating in the Company's Distribution Reinvestment Program (the "DRP") and 875,000 Shares were issuable upon the exercise of the Warrants.

     As of March 31, 1998, the Company had offered and sold all 20,000,000 Shares available for distribution on a "best efforts" basis. An additional 661,927.743 Shares were issued to individuals participating in the DRP. The Company issued 433,370 Warrants in connection with this offering. None of the Warrants were exercised. The Company has determined to terminate, as of March 31, 1998, the offering of Shares evidenced by this Registration Statement and hereby deregisters the remaining 338,072.257 Shares which were registered for distribution to individuals participating in the Company's DRP, and the 441,630 Warrants and the 875,000 Shares issuable upon exercise of the Warrants.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 31th day of March, 1998.


                                INLAND REAL ESTATE CORPORATION


                                By:  /s/ Robert D. Parks
                                     ------------------------------------------
                                     Title: President, Chief Executive Officer,
                                            Chief Operating Officer and
                                            Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




           Name                            Title                         Date
           ----                            -----                         ----


/s/             *           President, Chief Executive Officer,       March 31, 1998
--------------------------  Chief Operating Officer and Chairman
Robert D. Parks             of the Board of Directors


/s/             *           Director                                  March 31, 1998
--------------------------
G. Joseph Cosenza


/s/             *            Secretary, Treasurer and Chief           March 31, 1998
---------------------------  Financial Officer (Principal Accounting
Kelly Tucek                  Officer)


/s/             *            Director                                 March 31, 1998
---------------------------
Roland W. Burris


/s/             *            Director                                 March 31, 1998
---------------------------
Joel G. Herter


/s/             *            Director                                 March 31, 1998
---------------------------
Heidi N. Lawton


     Robert D. Parks, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post Effective Amendment No. 3 to the Registration Statement on behalf of the above-indicated Officers and Directors of Inland Real Estate Corporation (constituting all the Directors) pursuant to powers of attorney executed by such persons and heretofore filed with the Securities and Exchange Commission.

*By: /s/ Robert D. Parks
---------------------------
Robert D. Parks
As attorney-in-fact